                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                    DEAN WITTER TAX EXEMPT SECURITIES TRUST
                 FOR THE 30 DAY PERIOD ENDED DECEMBER 31, 1996



                                    6
    (A)     YIELD = 2{[((a-b)/cd)+1]-1}


            WHERE:     a = Dividends and interest earned during the period

                       b = Expenses accrued for the period

                       c = The average daily number of shares
                           outstanding during the period that were
                           entitled to receive dividends

                       d = The maximum offering price per share on the last
                           day of the period


                                                                            6
            YIELD = 2{[((5,261,942.43-459,905.94)/101,097,523.203 *12.26)+1]-1}

                  = 4.69%


    (B)     TAX EQUIVALENT YIELD = SEC Yield-(1-stated tax rate)
                                 = 4.69%/(1-.3960)
                                 = 7.76%


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              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       DEAN WITTER TAX-EXEMPT SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                                    -                                         -
                                   |        ----------------------|
FORMULA:                           |       |           |
                                   |  /\ n |          ERV       |
                         T  =      |    \  |     ------------- |-1
                                   |     \ |           P      |
                                   |      \|           |
                                   |_                  _|


                         T = AVERAGE ANNUAL COMPOUND RETURN
                         n = NUMBER OF YEARS
                       ERV = ENDING REDEEMABLE VALUE
                         P = INITIAL INVESTMENT

                                                                     (A)
  $1,000        EV AS OF       AGGREGATE        NUMBER OF      AVERAGE ANNUAL
INVESTED-P      31-Dec-96     TOTAL RETURN       YEARS-n      COMPOUND RETURN-T
----------      ---------     ------------       -------      -----------------
31-Dec-95         $994.70        -0.53%            1              -0.53%

31-Dec-91       $1,337.90        33.79%            5.00            6.00%

31-Dec-86       $1,966.70        96.67%           10.00            7.00%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                                    -                                         -
                                   |        ----------------------  |
FORMULA:                           |       |             |
                                   |  /\ n |            EV         |
                         t  =      |    \  |       -------------   |  - 1
                                   |     \ |             P        |
                                   |      \|             |
                                   |_                    _|

                                       EV
                        TR  =      ----------     - 1
                                        P


                 t = AVERAGE ANNUAL COMPOUND RETURN
                     (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                 n = NUMBER OF YEARS
                EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                 P = INITIAL INVESTMENT
                TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                   (C)                            (B)
  $1,000        EV AS OF          TOTAL       NUMBER OF      AVERAGE ANNUAL
INVESTED-P      31-Dec-96       RETURN-TR      YEARS-n      COMPOUND RETURN-t
----------      ---------       ---------      -------      -----------------
31-Dec-95       $1,036.10           3.61%        1               3.61%

31-Dec-91       $1,393.70          39.37%        5.00            6.86%

31-Dec-86       $2,048.70         104.87%       10.00            7.44%

(D)            GROWTH OF $10,000*
(E)            GROWTH OF $50,000*
(F)            GROWTH OF $100,000*

FORMULA:       G= (TR+1)*P
               G= GROWTH OF INITIAL INVESTMENT
               P= INITIAL INVESTMENT
               TR= TOTAL RETURN SINCE INCEPTION
                                                                      (F)
                              (D)                    (E)           GROWTH OF
$10,000       TOTAL        GROWTH OF             GROWTH OF         $100,000
INVESTED-P  RETURN-TR  $10,000 INVESTMENT-G  $50,000 INVESTMENT-  INVESTMENT-G
----------  ---------  --------------------  -------------------  ------------
27-Mar-80     369.95        $45,115               $227,338         $457,026

* INITIAL INVESTMENT $9600,$48,375 & $97,250 RESPECTIVELY REFLECTS A 4%,3.25% & 2.75% SALES CHARGE